Kyle L. Tingle CPA, LLC
PERSONAL FINANCIAL PLANNING,
BUSINESS SERVICES & TAX PLANNING

February 22, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Searchlight Minerals, Corp.
Commission File No. 000-30995

Gentlemen:

This letter is to be filed in connection with the Periodic Report filed on Form 8-K by Searchlight Minerals, Corp., ("the Company"), which we have reviewed, to be filed with the Securities and Exchange Commission.

We were previously the principal accountants for the Company through February 16, 2007 when our appointment was terminated. We have read the Company's statements included under Item 4 of its Form 8-K dated February 16, 2007 and agree with such statements.

At this time, there are no accounting disagreements on the financial statements prepared by this firm and filed with the Securities and Exchange Commission.

If you have any questions regarding this communication, please contact Kyle L. Tingle at (702) 450-2200.

Sincerely,

Kyle L. Tingle, CPA, LLC

3145 E. Warm Springs Road • Suite 450 • Las Vegas, Nevada 89120 • PHONE: (702) 450-2200 • FAX: (702) 436-4218
E-MAIL: ktingle@kyletinglecpa.com